UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  March 8, 2007

                            INTEGRATED DATA CORP.
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               (Exact name of Registrant as specified in charter)

     Delaware                     0-31729                     23-2498715
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   (State or other             (Commission                  (IRS Employer
   jurisdiction of             File Number)                 Identification
   incorporation)                                           Number)

          3422 Old Capitol Trail, Suite 741, Wilmington, DE  19808
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            (Address of principal executive offices)     (Zip Code)

                                484-212-4137
                                ------------
             (Registrant's telephone number, including area code)



          ---------------------------------------------------------
         (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act


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Item 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 8, 2007 Integrated Data Corp. (the "Company"), entered into an agreement with Montana Holdings Ltd ("MHL"), a private limited company registered in the Bahamas for a revolving, unsecured, convertible loan facility of up to an amount equal to the sum of $7,000,000. The accepted offer was for the Company to invest in the equity of MHL and to provide loan facilities to MHL of up to US$7M (Seven Million US Dollars).

On March 8, 2007, MHL requested and received a drawdown of $1,600,000 from the loan facility with IDC holding back loan arrangement fees as well as legal costs. Based upon same, a net total of $1,523,000 was wired to MHL.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial Statements:

       None.

(b)	Exhibits:

Exhibit 10.1 Facility Letter for Integrated Data Corp. Convertible Loan Facility to Montana Holdings Limited



                                  Signatures
                                  ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          INTEGRATED DATA CORP.
                                          ---------------------
                                          (Registrant)

Date:  March 15, 2007                   By: /s/Abe Carmel
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                                              Abe Carmel
                                              Chief Executive Officer



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